         As filed with the Securities and Exchange Commission on April 28, 1999

                                        Investment Company Act File No. 811-7885

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                Amendment No. 3                              [X]
                        (Check appropriate box or boxes)

                                ---------------

                           Merrill Lynch Index Trust
               (Exact Name of Registrant as Specified in Charter)

              800 Scudders Mill Road Plainsboro, New Jersey 08536
                    (Address of Principal Executive Offices)

      (Registrant's Telephone Number, Including Area Code) (609) 282-2800

                                 TERRY K. GLENN
                            800 Scudders Mill Road,
                          Plainsboro, New Jersey 08536
        Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)


                                ---------------


                                   Copies to:

         Counsel for the Fund:               Michael J. Hennewinkel, Esq
        Joel H. Goldberg, Esq.           MERRILL LYNCH ASSET MANAGEMENT, L.P.
 SWIDLER BERLIN SHEREFF FRIEDMAN, LLP               P.O. Box 9011
 919 Third Avenue, New York, New York      Princeton, New Jersey 08543-9011
                 10022


                                ---------------


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                               EXPLANATORY NOTE

  This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

  Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. -- Investment Objectives, Principal Investment Strategies, and Related Risks.

  Merrill Lynch Index Trust (the "Trust") is a no-load, open-end management investment company which was organized as a Delaware business trust on August 28, 1996. Merrill Lynch S&P 500 Index Series ("S&P 500 Index Series"), Merrill Lynch Small Cap Index Series ("Small Cap Index Series"), Merrill Lynch Aggregate Bond Index Series ("Aggregate Bond Index Series"), and Merrill Lynch International Index Series ("International Index Series"), (together, the "Series" and each, a "Series") are each separate series of the Trust. Each Series is a non-diversified investment company with different investment objectives and policies. There can, of course, be no assurance that the respective investment objectives of the Series can be achieved.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES
--------------------------------------------------------------------------------


All Series

The Series will not attempt to buy or sell securities based on Series management's economic, financial or market analysis, but will instead employ a "passive" investment approach. This means that Series management will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the respective index before deduction of Series expenses. A Series will only buy or sell securities when Series management believes it is necessary to do so in order to match the performance of the respective index. Accordingly, it is anticipated that a Series' portfolio turnover and trading costs will be lower than "actively" managed funds.
However, the Series have operating and other expenses, while an index does not. Therefore, each Series will tend to underperform its target index to some degree over time.

Each Series will be substantially invested in securities in the applicable index, and will invest at least 80% of its assets in securities or other financial instruments which are contained in or correlated with securities in the applicable index. A Series may change its target index if Series management believes a different index would better enable the Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of a Series may be changed without shareholder approval. In addition to the investment strategies described below, each Series may also invest in illiquid securities and repurchase agreements, and may engage in securities lending.

Each Series will also invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations and repurchase agreements. To the extent a Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain full exposure to the index. The Series will not invest in options, futures, other derivative instruments or short term money market instruments in order to lessen the Series' exposure to common stocks as a defensive strategy, but will instead attempt to remain fully invested at all times.

S&P 500 Index Series

The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the U.S. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. Currently, the largest stocks in the S&P 500 have an effect on the performance of the index that is many times greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by the Standard & Poor's Rating Group ("S&P"), a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment.

The Series will normally invest in all 500 stocks in the S&P 500 in roughly the same proportions as their weightings in the S&P 500. For example, if 5% of the S&P 500 is made up of the stock of a particular company, the Series will normally invest approximately 5% of its assets in that company. This strategy is known as "full replication." However, when Series management believes it would be cost efficient, Series management is authorized to deviate from full replication and to instead invest in a statistically selected sample of the 500 stocks in the S&P 500 which has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 500 as a whole. Series management may also purchase stocks not included in the S&P 500 when it believes that it would be a cost efficient way of approximating the S&P 500's performance to do so. If Series management uses these techniques, the Series may not track the S&P 500 as closely as it would if it were fully replicating the S&P 500.

The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts linked to the performance of the S&P 500. Derivatives allow the Series to increase or decrease its exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

Small Cap Index Series

The Russell 2000 is composed of the common stocks of the 1,001st through 3,000th largest U.S. companies by market capitalization, as determined by the Frank Russell Company. The stocks represented in the index are issued by small-capitalization (generally less than $1.5 billion) U.S. companies in a wide range of businesses. The Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Frank Russell Company's selection of a stock for the Russell 2000 does not mean that Frank Russell Company believes the stock to be an attractive investment.

The Frank Russell Company updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.

The Series may not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series may invest in a statistically selected sample of the stocks included in the Russell 2000. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.

The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts linked to the performance of the Russell 2000. Derivatives allow the Series to increase or decrease its exposure to the Russell 2000 quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

Aggregate Bond Index Series

The Aggregate Bond Index is a market-weighted index comprised of 6,500 dollar-denominated investment grade bonds with maturities greater than one year. The Aggregate Bond Index includes:

    . U.S. government and government
      agency securities

    . securities issued by
      supranational entities, such as
      the World Bank

    . securities issued by foreign
      governments and U.S. and foreign
      corporations

    . mortgage backed securities

Lehman Brothers' selection of a bond for the Aggregate Bond Index does not mean that Lehman Brothers believes the security to be an attractive investment.

The Series may not invest in all of the bonds in the Aggregate Bond Index, or in the same weightings as in the Aggregate Bond Index. Instead, the Series may invest in a statistically selected sample of bonds included in the Aggregate Bond Index, or in a statistically selected sample of bonds not included in the index but correlated with bonds that are in the index, and in derivative instruments linked to the Aggregate Bond Index. The Series may invest in bonds not included in the index, but which are selected to reflect characteristics such as maturity, duration, or credit quality similar to bonds in the index. This may result in different levels of interest rate, credit or other risks from the levels of risks on the securities included in the Aggregate Bond Index. The Aggregate Bond Index Series may trade securities to the extent necessary to maintain the duration of certain segments of the portfolio close to the duration of corresponding segments of the index, and, accordingly, the Aggregate Bond Index Series may have a higher portfolio turnover rate than the other Series.

Because the Aggregate Bond Index is composed of investment grade bonds, the Series will invest in corporate bonds rated investment grade (rated at least Baa3 by Moody's Investors Services, Inc. or BBB by Standard & Poor's Ratings Group), or if unrated, of comparable quality. The Series may continue to hold a security that is downgraded below investment grade.

The Series will usually invest a substantial portion of its assets in mortgage backed securities. Mortgage backed securities may be either pass through securities or collateralized mortgage obligations.

The Series may also purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery. This is when the Series buys or sells securities with payment and delivery taking place in the future so that the Series can lock in a favorable yield and price at the time of entering into the transaction. The Series may also enter into dollar rolls in which the Series sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities on a future date from the same party. During the period between the Series' sale of one security and purchase of a similar security, the Series does not receive principal and interest on the securities sold. The Series may also enter into standby commitment agreements in which the Series is committed, for a stated period of time, to buy a stated amount of a fixed income security which may be issued and sold to the Series at the option of the issuer. The price of the security is fixed at the time of the commitment, and the Series is paid a commitment fee whether the security is issued or not.

The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with the performance of the Aggregate Bond Index. Derivatives may allow the Fund to increase or decrease its exposure to the Aggregate Bond Index quickly and at less cost than buying or selling bonds. The Series may invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

International Index Series
The EAFE Index is composed of equity securities of companies from various industrial sectors whose primary trading markets are located outside the U.S. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United

Kingdom. The weighting of the EAFE Index among these countries is based upon each country's gross domestic product, and not relative market capitalizations. The stocks in the EAFE Index are chosen by Morgan Stanley & Co. Incorporated ("Morgan Stanley"). Morgan Stanley chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the international markets. Morgan Stanley's selection of a stock for the EAFE Index does not mean that Morgan Stanley believes the stock to be an attractive investment.

The Series may not invest in all of the countries, or all of the companies within a country, represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the International Index Series may invest in a statistically selected sample of equity securities included in the EAFE Index and in derivative instruments correlated with countries within the EAFE Index.

The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with countries within the EAFE Index. Derivatives allow the Series to increase or decrease its exposure to the EAFE Index quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

INVESTMENT RISKS.

This section contains a summary discussion of the general risks of investing in a Series. As with any mutual fund, there can be no guarantee that a Series will meet its goals or that a Series' performance will be positive for any period of time.

S&P 500 Index Series, Small Cap Index Series and International Index Series

Stock Market Risk -- Stock market risk is the risk that the stock markets will go down in value, including the possibility that the markets will go down sharply and unpredictably.

Aggregate Bond Index Series

Interest Rate Risk -- Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

Credit Risk -- Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Event Risk -- Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events, which may be financed by increased debt. As a result of the added debt, the credit quality and market value of a company's bonds may decline significantly.

Mortgage Backed Securities -- When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage backed securities will be paid off more quickly than originally anticipated and owners of these securities have to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, however, fewer borrowers refinance and certain types of mortgage backed securities are paid off more slowly than originally anticipated, which causes the value of these securities to fall. This risk is known as "extension risk". Because of prepayment risk and extension risk, small movements in interest rates (both increases and decreases) may significantly reduce the value of certain mortgage backed securities.

Dollar Rolls -- Dollar Rolls involve the risk that the market value of the securities that the Series is committed to buy may decline below the price of the securities the Series has sold. These transactions may involve leverage. The Series will engage in dollar rolls to enhance return and not for the purpose of borrowing.

Standby Commitment Agreements -- Standby commitment agreements involve the risk that the value of the security on the delivery date may be less than its purchase price.

When Issued Securities, Delayed Delivery Securities and Forward Commitments --
 When issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Series loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

Foreign Government Debt -- The Aggregate Bond Index Series may invest in debt securities issued or guaranteed by foreign governments or their agencies. Investments in these securities subject the Series to the risk that a government entity may delay or refuse to pay interest or repayment of principal on its debt for various reasons, including cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of its debt position to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no bankruptcy proceeding by which all or part of debt securities that a government entity has not repaid may be collected.

International Index Series and Aggregate Bond Index Series

Foreign Market Risk -- Foreign security investment involves special risks not present in U.S. investments that can increase the chances that a Series will lose money. In particular, a Series is subject to the risk that because there are generally fewer investors in foreign markets and a smaller number of securities traded each day, it may make it difficult for a Series to buy and sell certain securities. In addition, prices of foreign securities may go up and down more than prices of securities traded in the U.S.

Foreign Economy Risk -- The economies of certain foreign markets often do not compare favorably with that of the U.S. with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns,

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trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair a Series' ability to purchase or sell foreign securities or transfer a Series' assets or income back into the U.S., or otherwise adversely affect a Series' operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Governmental Supervision and Regulation/Accounting Standards -- Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the U.S. does. Other countries may not have laws to protect investors the way that the United States' securities laws do. For example, some foreign countries may have no laws or rules against insider trading (this is when a person buys or sells a company's securities based on "inside" non-public information about that company). Accounting standards in other countries are not necessarily the same as in the U.S. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for a Series' portfolio manager to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Series can earn on its investments.

International Index Series

Currency Risk and Exchange Risk -- Securities in which the International Index Series invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the securities of the Series. Generally, when the U.S. dollar rises in value against a foreign currency, your investment in a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely,when the U.S. dollar decreases in value against a foreign currency, your investment in a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk is generally known as "currency risk" which is the possibility that a stronger U.S. dollar will reduce returns for U.S. investors investing overseas and a weak U.S. dollar will increase returns for U.S. investors investing overseas.

Certain Risks of Holding Series Assets Outside the U.S. --The International Index Series generally holds the foreign securities and cash in which it invests outside the U.S. in foreign banks and securities depositories. Certain of such foreign banks and securities depositories may be recently organized or new to the foreign custody business and/or may have operations subject to limited or no regulatory oversight. Also, the laws of certain countries may put limits on the Series' ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it can be expected that it will be more expensive for the Series to buy, sell, and hold securities in certain foreign markets than in the U.S. market due to higher brokerage, transaction, custody and/or other costs. The increased expense to invest in foreign markets reduces the amount the Series can earn on its investments and typically results in a higher operating expense ratio for the Series than investment companies invested only in the U.S.

Settlement and clearance procedures in certain foreign markets differ significantly from those in the U.S. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Series to carry out transactions. If a Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Series cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Series could be liable to that party for any losses incurred.

Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply.

European Economic and Monetary Union ("EMU") -- A number of European countries have entered into EMU in an effort to reduce trade barriers between themselves and eliminate fluctuations in their currencies. EMU has established a single European currency (the euro), which was introduced on January 1, 1999 and is expected to replace the existing national currencies of all initial EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) were redenominated in the euro. These securities trade and make dividend and other payments only in euros. Like other investment companies and business organizations, including the companies in which the Series invest, the Series could be adversely affected:

    . If the transition to euro, or EMU
      as a whole, does not proceed as
      planned.

    . If a participating country
      withdraws from EMU.

    . If the computing, accounting and
      trading systems used by a Series'
      service providers, or by other
      entities with which the Series or
      its service providers do
      business, are not capable of
      recognizing the euro as a
      distinct currency.

Small Cap Index Series

Small Cap -- Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Series' investment in a small cap company may lose substantial value.

Small cap securities generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the stock market as a whole. Investing in small caps securities requires a long-term view.

[DETAILS ABOUT THE FUND LOGO APPEARS HERE]



All Series

Selection Risk -- Selection risk is the risk that a Series' investments, which may not fully replicate the index, may perform differently from the securities in the index.

Derivatives -- Derivatives allow a Series to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. A Series may use the following types of derivative instruments including: futures, forwards and options, options on futures, swaps and indexed securities.

Derivatives are volatile and involve significant risks, which may include:

    . Leverage risk -- the risk asso-
      ciated with certain types of in-
      vestments or trading strategies
      (such as borrowing money to in-
      crease the amount of invest-
      ments) that relatively small
      market movements may result in
      large changes in the value of an
      investment. Certain investments
      or trading strategies that in-
      volve leverage can result in
      losses that greatly exceed the
      amount originally invested.

    . Credit risk -- the risk that the
      counterparty (the party on the
      other side of the transaction)
      on a derivative transaction will
      be unable to honor its financial
      obligation to a Series.

    . Currency risk -- the risk that
      changes in the exchange rate be-
      tween currencies will adversely
      affect the value (in U.S. dollar
      terms) of an investment.

    . Liquidity risk -- the risk that
      certain securities may be diffi-
      cult or impossible to sell at
      the time that the seller would
      like or at the price that the
      seller believes the security is
      currently worth.

The Series may use derivatives for anticipatory hedging. Anticipatory hedging is a strategy in which a Series uses a derivative to offset the risk that securities in which the Series intends to invest will increase in value before the Series has an opportunity to purchase the securities. The Series will use derivatives for anticipatory hedging in order to gain exposure efficiently to their underlying indexes in the event the Series receive cash inflows.

Borrowing and Leverage -- The Series may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Series shares and in the yield on a Series' portfolio. Borrowing will cost a Series interest expense and other fees. The cost of borrowing may reduce a Series' return.

Certain securities that a Series buys may create leverage, including, for example, when issued securities, forward commitments and options.

Illiquid Securities -- Each Series may invest up to 15% of its net assets in illiquid securities that it cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If a Series buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value.

Restricted Securities -- Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that a Series buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. A Series may be unable to sell them on short notice or may be able to sell them only at a price below current value. A Series may get only limited information about the issuer, so may be less able to predict a loss. In addition, if Series management receives material adverse non public information about the issuer, a Series will not be able to sell the security.

Rule 144A Securities -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market but carry the risk that the active trading market may not continue.

Securities Lending -- Each Series may lend securities to financial institutions that provide cash or government securities as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Series may lose money and there may be a delay in recovering the loaned securities. A Series could also lose money if it does not recover the securities and the value of the collateral falls. These events could trigger adverse tax consequences to a Series.

Short Sales -- A Series may borrow the security sold short to make delivery to the buyer. The Series must then replace the security it has borrowed. If the price of a security sold short goes up between the time of the short sale and the time the Series must deliver the security to the lender, the Series will incur a loss. The Series must also pay the lender any interest accrued during the period of the loan.

PART B
--------------------------------------------------------------------------------

If you would like further information about the Series, including how they invest, please see Part B.

Investment Adviser

Item 6. Management, Organization, and Capital Structure.

Merrill Lynch Asset Management, manages the Series' investments and their business operations under the overall supervision of the Board of Trustees of Merrill Lynch Index Trust. The Investment Adviser has the responsibility for making all investment decisions for the Series.

The table below shows the fee earned by the Investment Adviser:

                                         Fee Rate for the fiscal year
                                           ended December 31, 1998
                             Contractual (reflects voluntary waiver,
Series                        Fee Rate        where applicable)
------                       ----------- ----------------------------
S&P 500 Index Series             .05%                .05%
Small Cap Index Series           .08%                  0%
Aggregate Bond Index Series      .06%                .06%
International Index Series       .11%                .04%

Merrill Lynch Asset Management is part of the Asset Management Group, which had approximately $ 515 billion in investment company and other portfolio assets under management as of March 1999. This amount includes assets managed for Merrill Lynch affiliates.

Capital Stock.

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or any Series, investors would be entitled to share, in proportion to their investment in the Trust or Series (as the case may be), in the assets of the Trust or Series available for distribution to investors.

The Trust is organized as a Delaware business trust and currently consists of four Series. Each investor is entitled to a vote in proportion to its investment in the Trust or the Series (as the case may be). Investors in any Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Series. The Trust reserves the right to create and issue interests in additional Series.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in any Series on any day on which the New York Stock Exchange is open at net asset value. The complete withdrawal of any investor from a Series will result in the dissolution of the Series unless the remaining investors by affirmative vote of over 50% of total outstanding interests of the Series agree to continue the Series.

Item 7. Shareholder Information.
--------------------------------------------------------------------------------


Pricing.

Each Series calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open ("Pricing Day"), fifteen minutes after the close of business on the Exchange (the Exchange generally closes at 4:00 p.m. Eastern time). The net asset value used in determining the price of an interest in the Series is the next one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of the Series' total liabilities from the value of its total assets. Net asset value is generally calculated by valuing each security at its closing price for the day. Many of the International Index Series' and Aggregate Bond Index Series' investments are traded on non-U.S. securities exchanges that close many hours before the New York Stock Exchange. Events that could affect securities prices that occur between these times normally are not reflected in a Series' net asset value. Non-U.S. securities sometimes trade on days that the New York Stock Exchange is closed. As a result, a Series' net asset value may change on days when an investor will not be able to purchase or redeem the Series' shares. If an event occurs after the close of a foreign exchange that is likely to significantly affect a Series net asset value, "fair value" pricing may be used. This means that a Series' may value its foreign holdings at prices other than their last closing prices, and the Series' net asset value will reflect this.

Each investor in the Trust may add to or reduce its investment in a Series on each Pricing Day. The value of each investor's beneficial interest in a Series will be determined by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in such Series. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in such Series as of 15 minutes after the close of business of the New York Stock Exchange on the next Pricing Day of the Series.

Purchase of Securities.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Series of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series' custodian bank by a Federal Reserve Bank).

Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption.

An investor in the Trust may withdraw all or a portion of its investment in any Series on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Series of the Trust may not be transferred.

Tax Consequences.
Under the anticipated method of operation of the Series, each Series will be treated as a separate partnership for tax purposes and, thus, will not be subject to any income tax. The Series have received a ruling from the Internal Revenue Service establishing their status as partnerships. Based upon the status of each Series as a partnership, each investor in a Series will be taxable on its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and Treasury Regulations promulgated thereunder.

It is intended that each Series' assets, income and distributions will be managed in such a way that an investor in any Series will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Series.

A Note About Year 2000
Many computer systems were designed using only two digits to designate years. These systems may not be able to distinguish the year 2000 from the year 1900 (commonly known as the "Year 2000 Problem"). The Series could be adversely affected if the computer systems used by the Series' management or other Series service providers do not properly address this problem before January 1, 2000. The Series' management expects to have addressed this problem before then, and does not anticipate that the services it provides will be adversely affected. The Series' other service providers have told the Series' management that they also expect to resolve the year 2000 Problem, and the Series' management will continue to monitor the situation as the year 2000 approaches. However, if the problem has not been fully addressed, the Series could be negatively affected. The Year 2000 Problem could also have a negative impact on the companies in which the Series invest. This negative impact may be greater for companies in foregin markets, since they may be less prepared for the Year 2000 Problem than domestic companies and markets. If the companies in which the Series invest have Year 2000 Problems, the Series could be adversely affected.

Item 8.--Distribution Arrangements.

Investments in a Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each Pricing Day.

The Trust's placement agent is Merrill Lynch Funds Distributor, a division of Princeton Funds Distributor, Inc.

                                    PART B

  Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

  Item 10.

  Merrill Lynch Index Trust (the "Trust") currently consists of four series:
Merrill Lynch S&P 500 Index Series ("S&P 500 Index Series"), Merrill Lynch Small Cap Index Series ("Small Cap Index Series"), Merrill Lynch Aggregate Bond Index Series ("Aggregate Bond Index Series") and Merrill Lynch International Index Series ("International Index Series") (together, the "Series") and each, a ("Series"). This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Series, dated , 1999 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling the Trust at (800) 637-3863, or by writing to Merrill Lynch index Trust, P.O. Box 9011, Princeton, New Jersey 08543-9011. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information has been incorporated by reference into the Prospectus. The Series' audited financial statements are incorporated in this Statement of Additional Information by reference to their 1998 annual reports to shareholders. You may request a copy of the annual report at no charge by calling (800) 456-4587 ext. 789 between 8:00 a.m. and 8:00 p.m. on any business day.


     The date of this Statement of Additional Information is April 28, 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Trust History..............................................................  3
Description of the Series and Their Investments and Risks..................  3
Management of the Registrant............................................... 20
Control Persons and Principal Holders of Securities........................ 22
Investment Advisory And Other Services..................................... 23
Brokerage Allocation and Other Practices................................... 25
Capital Stock and Other Securities......................................... 25
Purchase, Redemption and Pricing of Securities............................. 26
Taxation of the Trust...................................................... 27
Underwriters............................................................... 27
Calculation of Performance Data............................................ 27
Financial Statements....................................................... 27

Item 11. Trust History.

  The Trust is a Delaware business trust organized on August 28, 1996. S&P 500 Index Series, Small Cap Index Series, Aggregate Bond Index Series, and International Index Series are each separate series of the Trust.

Item 12. Description of the Series and Their Investments and Risks. Investment Objectives, Strategies and Risks.

  Each Series is a non-diversified mutual fund whose investment objective is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of a specified securities index.

   The Series' investment objectives are not fundamental policies and may be changed by the Board of Trustees of the Trust (the "Trustees"), without shareholder approval. The Trustees may also change the target index of any respective Series if they consider that a different index would facilitate the management of the Series in a manner which better enables the Series to seek to replicate the total return of the market segment represented by the current index. The investment objectives and policies are described in more detail in Part A.

S&P 500 Index Series

  The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Composite Stock Price Index (the "S&P 500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

  In seeking to replicate the total return of the S&P 500, the Investment Adviser generally will allocate the S&P 500 Index Series' investments among common stocks in approximately the same weightings as the S&P 500. In addition, Merrill Lynch Asset Management, L.P. (the "Investment Adviser") may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 500. At times the Series may not invest in all of the common stocks in the S&P 500, or in the same weightings as in the S&P 500. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 500 as a whole. The S&P 500 Index Series may also engage in securities lending. See "Other Types of Investments and Investment Techniques."

  The S&P 500 is composed of the common stocks of 500 large capitalization companies from various industrial sectors, most of which are listed on the New York Stock Exchange Inc. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

Small Cap Index Series

  The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

  In seeking to replicate the total return of the Russell 2000, the Investment Adviser may not allocate the Small Cap Index Series' investments among all of the common stocks in the Russell 2000, or in the same weightings as the Russell 2000. Instead, the Small Cap Index Series may invest in a statistically selected sample of the stocks included in the Russell 2000 and other types of financial instruments. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Russell 2000. The investments to be included in the Small Cap Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Russell 2000, with the objective of reducing the selected investment portfolio's deviation from the performance of the Russell 2000 (this deviation is referred to as "tracking error"). The Small Cap Index Series may also engage in securities lending. See "Other Types of Investments and Investment Techniques."

  The Russell 2000 is composed of approximately 2,000 smaller-capitalization common stocks from various industrial sectors. A company's stock market capitalization is the total market value of its outstanding shares.

Aggregate Bond Index Series

  The investment objective of the Aggregate Bond Index Series is to match the performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

  In seeking to replicate the total return of the Aggregate Bond Index, the Investment Adviser may not allocate the Aggregate Bond Index Series' investments among all of the bonds in the Aggregate Bond Index, or in the same weightings as the Aggregate Bond Index. Instead, the Aggregate Bond Index Series may invest in a statistically selected sample of bonds included in the Aggregate Bond Index, or in a statistically selected sample of bonds not included in the index but correlated with bonds that are in the index, and in derivative instruments linked to the Aggregate Bond Index. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Aggregate Bond Index. The Series may invest in bonds not included in the index, but which are selected to reflect characteristics such as maturity, duration or credit quality simliar to bonds in the index. The investments to be included in the Aggregate Bond Index Series will be selected with the objective of reducing the selected investment portfolio's deviation from the performance of the Aggregate Bond Index (tracking error). Selection of bonds other than those included in the Aggregate Bond Index, or in different weightings from the Index, may result in levels of interest rate, credit or prepayment risks that differ from the levels of risks on the securities composing the Aggregate Bond Index. See "Risk Factors--Investments in Fixed-Income Securities." The Aggregate Bond Index Series may also engage in securities lending. See "Other Types of Investments and Investment Techniques."

  The Aggregate Bond Index is composed primarily of dollar-denominated investment grade bonds in the following classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities, such as the World Bank, constituted by the governments of several countries to promote economic development) and mortgage-backed securities with maturities greater than one year. Corporate bonds contained in the Aggregate Bond Index represent issuers from various industrial sectors.

  The Aggregate Bond Index Series may invest in U.S. Treasury bills, notes and bonds and other "full faith and credit" obligations of the U.S. Government. The Aggregate Bond Index Series may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. "Agency" securities may not be backed by the "full faith and credit" of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank, the Resolution Trust Corporation and the Government National Mortgage Association. "Agency" obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.

  Because the Aggregate Bond Index is composed of investment grade bonds, the Aggregate Bond Index Series will invest in corporate bonds rated investment grade--i.e., those rated at least Baa3 by Moody's

Investors Service, Inc. ("Moody's") or BBB--by Standard & Poor's Ratings Group ("S&P"), the equivalent by another nationally recognized statistical rating organization ("NRSRO") or, if unrated, of equal quality in the opinion of the Investment Adviser. Corporate bonds ranked in the fourth highest rating category, while considered "investment grade", have more speculative characteristics and are more likely to be downgraded than securities rated in the three highest ratings categories. In the event that the rating of a security in the Aggregate Bond Index Series is lowered below Baa or BBB, the Aggregate Bond Index Series may continue to hold the security. Such securities rated below investment grade are considered to be speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Descriptions of the ratings of bonds are contained in the Appendix.

  The Aggregate Bond Index Series may also invest in other instruments that "pass through" payments on such obligations, such as collateralized mortgage obligations ("CMOs").

International Index Series

  The investment objective of the International Index Series is to match the performance of the Morgan Stanley Capital International EAFE(R) GDP Weighted Index (the "EAFE Index") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

  In seeking to replicate the total return of the EAFE Index, the Investment Adviser may not allocate the International Index Series' investments among all of the countries, or all of the companies within a country, represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the International Index Series may invest in a statistically selected sample of the equity securities included in the EAFE Index and other types of financial instruments. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the EAFE Index. The investments to be included in the International Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the EAFE Index, with the objective of reducing the selected investment portfolio's deviation from the performance of the EAFE Index (tracking error). The International Index Series may also engage in securities lending. See "Other Types of Investments and Investment Techniques."

  The EAFE Index is composed of equity securities of companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom. The weighting of the EAFE Index among these countries is based upon gross domestic product (GDP). (Market capitalization is the basis for country weightings in another version of the EAFE Index. Using the GDP weighting tends to decrease the relative weighting of Japan and the United Kingdom while increasing the weighting of certain European countries, generally resulting in a more diversified EAFE Index.)

About Indexing and Management of the Series

  About Indexing. The Series are not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, each Series, utilizing essentially a "passive" or "indexing" investment approach, seeks to replicate, before each Series' expenses (which can be expected to reduce the total return of the Series), the total return of its respective index.

  Indexing and Managing the Series. Each Series will be substantially invested in securities in the applicable index, and will invest at least 80% of its assets in securities or other financial instruments which are contained in or correlate with securities in the applicable index (equity securities, in the case of the S&P 500 Index Series, Small Cap Index Series and International Index Series (the "Equity Series"), and fixed-income securities in the case of the Aggregate Bond Index Series (the "Fixed-Income Series")).

  Because each Series seeks to replicate the total return of its respective index, generally the Investment Adviser will not attempt to judge the merits of any particular security as an investment but will seek only to replicate the total return of the securities in the relevant index. However, the Investment Adviser may omit or remove a security which is included in an index from the portfolio of a Series if, following objective criteria, the Investment Adviser judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.

  The Investment Adviser may acquire certain financial instruments based upon individual securities or based upon or consisting of one or more baskets of securities (which basket may be based upon a target index). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to a Series or by a Series of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Investment Adviser will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Investment Adviser may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities' weightings in the target index.

  Each Series' ability to replicate the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Series, taxes (including foreign withholding taxes, which will affect the International Index Series and the Aggregate Bond Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of a Series, and the timing and amount of Series investor contributions and withdrawals, if any. Under normal circumstances, it is anticipated that each Series' total return over periods of one year and longer will, on a gross basis and before taking into account expenses (incurred at either the Series or the Series level) be within 10 basis points (a basis point is one one-hundredth of one percent (0.01%)) for the S&P 500 Index Series, 100 basis points for the Small Cap Index Series, 150 basis points for the International Index Series, and 50 basis points for the Aggregate Bond Index Series, of the total return of the applicable indices. There can be no assurance, however, that these levels of correlation will be achieved. In the event that this correlation is not achieved over time, the Trustees will consider alternative strategies for the Series. Information regarding correlation of a Series' performance to that of a target index may be found in the Series' annual report.

  Each Series' investment objectives and policies are described in Part A. Certain types of securities in which a Series may invest and certain investment practices that the Series may employ are discussed more fully below.

Other Investment Policies, Practices and Risk Factors

  Cash Management. Generally, the Investment Adviser will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Investment Adviser, a portion of a Series' assets may be invested in certain types of instruments with remaining maturities of 397 days or less for liquidity purposes. Such instruments would consist of: (i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions ("U.S. Government Securities"); (ii) other fixed-income securities rated Aa or higher by Moody's or AA or higher by S&P or, if unrated, of comparable quality in the opinion of the Investment Adviser; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time the Series invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper, bank obligations or other short-term obligations rated Prime-1 by Moody's or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Investment Adviser.

  Dollar Rolls. The Aggregate Bond Index Series may enter into dollar rolls, in which the Aggregate Bond Index Series will sell securities for delivery in the current month and simultaneously contract to repurchase substantially similar (the same type and coupon) securities on a specified future date from the same party. During the roll period, the Aggregate Bond Index Series forgoes principal and interest paid on the securities sold. The Aggregate Bond Index Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

  Dollar rolls involve the risk that the market value of the securities subject to the Aggregate Bond Index Series' forward purchase commitment may decline below the price of the securities the Aggregate Bond Index Series has sold. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Aggregate Bond Index Series' use of the proceeds of the current sale portion of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Aggregate Bond Index Series' obligation to purchase the similar securities in the forward transaction. Dollar rolls are speculative techniques which can be deemed to involve leverage. The Aggregate Bond Index Series will establish a segregated account with its custodian in which it will maintain liquid securities in an aggregate amount equal to the amount of the forward commitment. The Aggregate Bond Index Series will engage in dollar roll transactions to enhance return and not for the purpose of borrowing. Each dollar roll transaction is accounted for as a sale of a portfolio security and a subsequent purchase of a substantially similar security in the forward market.

  Short Sales. In connection with the use of certain instruments based upon or consisting of one or more baskets of securities, the Investment Adviser may sell a security a Series does not own, or in an amount greater than the Series owns (i.e., make short sales). Such transactions will be used only in an effort to adjust the weightings of particular securities represented in the basket to reflect such securities' weightings in the target index. The Investment Adviser will not employ short sales in reflection of the Investment Adviser's outlook for the securities markets or for the performance of the securities sold short. Generally, to complete a short sale transaction, a Series will borrow the security to make delivery to the buyer. The Series is then obligated to replace the security borrowed. The price at the time of replacement may be more or less than the price at which the security was sold by the Series. Until the security is replaced, the Series is required to pay to the lender any interest which accrues during the period of the loan. To borrow the security, the Series may be required to pay a premium which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet margin requirements until the short position is closed out. Until the Series replaces the borrowed security, it will (a) maintain in a segregated account with its custodian cash or liquid securities at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current market value of the security sold short or (b) otherwise cover its short position.

  Cash Flows; Expenses. The ability of each Series to satisfy its investment objective depends to some extent on the Investment Adviser's ability to manage cash flow (primarily from purchases and redemptions and distributions from the Series' investments). The Investment Adviser will make investment changes to a Series' portfolio to accommodate cash flow while continuing to seek to replicate the total return of the Series' target index. Investors should also be aware that the investment performance of each index is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, that will be borne by the Series. Finally, since each Series seeks to replicate the total return of its target index, the Investment Adviser generally will not attempt to judge the merits of any particular security as an investment.

  Investment in Fixed-Income Securities. Because the Aggregate Bond Index Series will invest in fixed-income securities, it will be subject to the general risks inherent in such securities, primarily interest rate risk, credit risk and prepayment risk.

  Interest rate risk is the potential for fluctuations in bond prices due to changing interest rates. As a rule bond prices vary inversely with interest rates. If interest rates rise, bond prices generally decline; if interest rates fall, bond prices generally rise. In addition, for a given change in interest rates, longer-maturity bonds generally fluctuate more in price than shorter-maturity bonds. To compensate investors for these larger fluctuations, longer-maturity bonds usually offer higher yields than shorter-maturity bonds, other factors, including credit quality, being equal. These basic principles of bond prices also apply to U.S. Government Securities. A security backed by the "full faith and credit" of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

  Credit risk is the possibility that an issuer of securities held by the Aggregate Bond Index Series will be unable to make payments of either interest or principal or will be perceived to have a diminished capacity to make such payments in the future. The credit risk of the Aggregate Bond Index Series is a function of the diversification and credit quality of its underlying securities.

  The Aggregate Bond Index Series may also be exposed to event risk, which includes the possibility that fixed-income securities held by the Aggregate Bond Index Series may suffer a substantial decline in credit quality and market value due to issuer restructurings. Certain restructurings such as mergers, leveraged buyouts, takeovers or similar events, are often financed by a significant expansion of corporate debt. As a result of the added debt burden, the credit quality and market value of a firm's existing debt securities may decline significantly. Other types of restructurings (such as corporate spinoffs or privatizations of governmental or agency borrowers or the termination of express or implied governmental credit support) may also result in decreased credit quality of a particular issuer.

  Prepayment risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be prepaid at any time. As a general rule, prepayments increase during a period of falling interest rates and decrease during a period of rising interest rates. As a result of prepayments, in periods of declining interest rates the Aggregate Bond Index Series may be required to reinvest its assets in securities with lower interest rates. In periods of increasing interest rates, prepayments generally may decline, with the effect that the mortgage-backed securities held by the Aggregate Bond Index Series may exhibit price characteristics of longer-term debt securities.

  The corporate substitution strategy used by the Aggregate Bond Index Series (discussed above) may increase or decrease the Aggregate Bond Index Series' exposure to the foregoing risks relative to those of the Aggregate Bond Index.

Foreign Investment Risks

  Foreign Market Risk. Foreign security investment involves special risks not present in U.S. investments that can increase the chances that the Series will lose money. In particular, the Series are subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.

  Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair a Series' ability to purchase or sell foreign securities or transfer a Series' assets or income back into the United States, or otherwise adversely affect a Series' operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

  Currency Risk and Exchange Risk. Securities in which the International Index Series invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the securities of the Series. Generally, when the U.S. dollar rises in value against a foreign currency, your investment in a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Similarly when the U.S. dollar decreases in value against a foreign currency, your investment in a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk is generally known as "currency risk" which is the possibility that a stronger U.S. dollar will reduce returns for U.S. investors investing overseas and a weak U.S. dollar will increase returns for U.S. investors investing overseas.

  Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Other countries may not have laws to protect investors the way that the United States' securities laws do. For example, some foreign countries may have no laws or rules against insider trading (this is when a person buys or sells a company's securities based on "inside" non-public information about that company). Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Series can earn on its investments.

  Certain Risks of Holding Series Assets Outside the United States. The Series generally hold the foreign securities and cash in which they invest outside the United States in foreign banks and securities depositories. Certain of such foreign banks and securities depositories may be recently organized or new to the foreign custody business and/or may have operations subject to limited or no regulatory oversight. Also, the laws of certain countries may put limits on a Series' ability to recover its assets if a foreign bank or depository or issuer of a security or any or their agents goes bankrupt. In addition, it can be expected that it will be more expensive for a Series to buy, sell, and hold securities in certain foreign markets than in the U.S. market due to higher brokerage, transaction, custody and/or other costs. The increased expense to invest in foreign market reduces the amount a Series can earn on its investments and typically results in a higher operating expense ratio for the Series than investment companies invested only in the U.S.

  Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for a Series to carry out transactions. If a Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Series cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Series could be liable to that party for any losses incurred.

  Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply.

  European Economic and Monetary Union ("EMU"). For a number of years, certain European countries have been seeking economic unification that would, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these European countries. The Treaty on European Union (the "Maastricht Treaty") seeks to set out a framework for the European Economic and Monetary Union ("EMU") among the countries that comprise the European Union ("EU"). Among other things, EMU establishes a single common European currency (the "euro") that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. EMU took effect for the initial EMU participants as of January 1, 1999, and was implemented over the weekend January 1, 1999 through January 3, 1999 ("conversion weekend"). Upon implementation of EMU, certain securities issued in participating EU countries (beginning with government and corporate bonds) were redenominated in the euro, and thereafter, were listed, traded, and made dividend and other payments only in euros.

  Because any participating country may opt out of EMU within the first three years, it is also possible that a significant participant could choose to abandon EMU, which would diminish its credibility and influence. Any of these occurrences could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of the participants' national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the European markets, an undermining of European economic stability, the collapse or slowdown of the drive toward European economic unity, and/or reversion of the attempts to lower government debt and inflation rates that were introduced in anticipation of EMU. Also, withdrawal from EMU by an initial participant could cause disruption of the financial markets as securities that have been redenominated in euros are transferred back into that country's national currency, particularly if the withdrawing country is a major economic power. Such developments could have an adverse impact on the Series' investments in Europe generally or in specific countries participating in EMU. Gains or losses resulting from the euro conversion may be taxable to Series shareholders under foreign or, in certain limited circumstances, U.S. tax laws.

  When-issued Securities and Forward Commitments. The Aggregate Bond Index Series may purchase or sell securities that it is entitled to receive on a when-issued basis. The Aggregate Bond Index Series may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Series at an established price with payment and delivery taking place in the future. The Aggregate Bond Index Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction. The Aggregate Bond Index Series has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Aggregate Bond Index Series is purchasing securities in these transactions, the Series maintains a segregated account with its custodian of cash, cash equivalents, U.S. Government securities or other liquid securities in an amount equal to the amount of its purchase commitments.

  There can be no assurance that a security purchased on a when-issued basis will be issued, or a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Series' purchase price. The Aggregate Bond Index Series may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

  Illiquid or Restricted Securities. Each Series may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Series' assets in illiquid securities may restrict the ability of a Series to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Series' operations require cash, such as when the Series redeems shares or pays dividends, and could result in the Series borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

  Each Series may invest in securities that are not registered ("restricted securities.") under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Series or less than their fair market value.

In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Series are required to be registered under the securities laws of one or more jurisdictions before being resold, the Series may be required to bear the expenses of registration. Certain of a Series' investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, a Series may obtain access to material nonpublic information which may restrict the Series' ability to conduct portfolio transactions in such securities.

  144A Securities. Each Series may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Trustees has determined to treat as liquid Rule 144A securities that are either (i) freely tradable in their primary markets offshore or (ii) non-investment grade debt securities that the Series' management determines are as liquid as publicly registered non-investment grade debt securities. The Board of Trustees has adopted guidelines and delegated to the Series' management the daily function of determining and monitoring liquidity of restricted securities. The Board of Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Trustees will carefully monitor the Series' investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Series to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

  Standby Commitment Agreements. The Aggregate Bond Index Series may enter into standby commitment agreements. These agreements commit the Aggregate Bond Index Series, for a stated period of time, to purchase a stated amount of fixed-income securities that may be issued and sold to the Series at the option of the issuer. The price and coupon of the security is fixed at the time of the commitment. At the time of entering into the agreement the Aggregate Bond Index Series is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Aggregate Bond Index Series will enter into such agreements for the purpose of investing in the security underlying the commitment at a yield and price that is considered advantageous to the Series. The Aggregate Bond Index Series will not enter into a standby commitment with a remaining term in excess of 90 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of all other illiquid securities, will not exceed 15% of its net assets taken at the time of the commitment. The Aggregate Bond Index Series will maintain a segregated account with its custodian of cash, cash equivalents, U.S. Government securities or other liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.

  There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Aggregate Bond Index Series may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

  The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security will thereafter be reflected in the calculation of the Aggregate Bond Index Series' net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

  Repurchase Agreements. Each Series may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System, primary dealers in U.S. Government securities, or an affiliate thereof, or with other entities which the Investment Adviser otherwise deems to be credit worthy. Under such agreements, the counterparty agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates the Series from fluctuations in the market value of the underlying security during such period. A Series may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Series will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Series but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Series may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to a Series shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Series would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

  Securities Lending. Each Series may lend securities with a value not exceeding 33 1/3% of its total assets. In return, a Series receives collateral in an amount equal to at least 100% of the current market value of the loaned securities in cash or securities issued or guaranteed by the U.S. Government. If cash collateral is received by a Series, it is invested in short-term money market securities, and a portion of the yield received in respect of such investment is retained by the Series. Alternatively, if securities are delivered to a Series as collateral, the Series and the borrower negotiate a rate for the loan premium to be received by the Series for lending its portfolio securities. In either event, the total yield on a Series' portfolio is increased by loans of its portfolio securities. A Series may receive a flat fee for its loans. The loans are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. A Series may pay reasonable finder's, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, a Series could experience delays and costs in gaining access to the collateral and could suffer a loss to the extent the value of the collateral falls below the market value of the borrowed securities.

  Borrowing and Leverage. The use of leverage by a Series creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Series shares and in the yield on the Series' portfolio. Although the principal of such borrowings will be fixed, a Series' assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Series which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed Series exceeds the interest a Series will have to pay on the borrowings, the Series' return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to a Series will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain a Series' leveraged position if it expects that the benefits to the Series' shareholders of maintaining the leveraged position will outweigh the current reduced return.

  Certain types of borrowings by a Series may result in the Series being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing a Series' portfolio in accordance with the Series' investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require a Series to dispose of portfolio investments at a time when it may be disadvantageous to do so.

  A Series at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

  Small Cap. An investment in the Small Cap Index Series involves greater risk than is customarily associated with Series that invest in more established companies. The securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. Because of these factors, the Small Cap Index Series believes that its shares may be suitable for investment by persons who can invest without concern for current income and who are in a financial position to assume above-average investment risk in search of above-average long-term reward. It is not intended as a complete investment program but is designed for those long-term investors who are prepared to experience above-average fluctuations in net asset value.

  While the issuers in which the Small Cap Index Series will primarily invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller companies may involve greater risks and thus may be considered speculative. Full development of these companies and trends frequently takes time and, for this reason, the Small Cap Index Series should be considered as a long-term investment and not as a vehicle for seeking short-term profits.

  The securities in which the Small Cap Index Series invests will often be traded only in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Small Cap Index Series of portfolio securities to meet redemptions or otherwise may require the Small Cap Index Series to sell these securities at a discount from market prices.

  Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

  Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

  Mortgage-Backed Securities. The Aggregate Bond Index Series may invest in mortgage-backed securities. The value of mortgage-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed-income securities because of their potential for prepayment without penalty. The price paid by the Aggregate Bond Index Series for its mortgage-backed securities, the yield the Aggregate Bond Index Series expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Aggregate Bond Index Series reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Aggregate Bond Index Series purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Aggregate Bond Index Series buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of the Aggregate Bond Index Series. See "Investments in Fixed-Income Securities" and "Illiquid Securities" above.

Series Strategies Involving Options, Futures, Swaps, Indexed Instruments and Foreign Exchange Transactions

  Each Series will also utilize options, futures, options on futures, swaps and other indexed instruments. Futures and options on futures may be employed to provide liquidity. Futures, options on futures, swaps and other indexed instruments may be employed as a proxy for a direct investment in securities underlying the Series' index. In addition, the International Index Series may engage in futures contracts on foreign currencies in connection with certain foreign securities transactions.

  The Investment Adviser will choose among the foregoing instruments based on its judgment of how best to meet each Series' goal. In connection therewith, the Investment Adviser will assess such factors as current and anticipated securities prices, relative liquidity and price levels in the options, futures and swap markets compared to the securities markets, and the Series' cash flow and cash management needs.

Indexed Securities

  The Series may invest in securities the potential return of which is based on the change in particular measurements of value or rate (an "index"). As an illustration, a Series may invest in a debt security that pays interest and returns principal based on the change in the value of a securities index or a basket of securities. If a Series invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index.

Options on Securities and Securities Indices

  Purchasing Options. Each Series is authorized to purchase put options on securities held in its portfolio or securities indices the performance of which is substantially correlated with securities held in its portfolio. When a Series purchases a put option, in consideration for an upfront payment (the "option premium") the Series acquires a right to sell to another party specified securities owned by the Series at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Series' risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Series will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put.

  Each Series is also authorized to purchase call options on securities it intends to purchase or securities indices. When a Series purchases a call option, in consideration for the option premium the Series acquires the right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Series from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Series is contemplating its purchase, in the case of an option on a security, or attempting to maintain exposure to an index prior to purchasing the underlying securities, in the case of an option on an index (an "anticipatory hedge"). In the event a Series determines not to purchase a security underlying a call option, however, the Series may lose the entire option premium.

  Each Series is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

  Writing Options. Each Series is authorized to write (i.e., sell) call options on securities held in its portfolio or securities indices, the performance of which is substantially correlated to securities held in its portfolio. When a Series writes a call option, in return for an option premium the Series gives another party the right to buy specified securities owned by the Series at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Series will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Series limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding.

  Each Series may also write put options on securities or securities indices. When a Series writes a put option, in return for an option premium the Series gives another party the right to sell to the Series a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which the Series has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Series will profit by the amount of the option premium. By writing a put option, however, a Series will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Series writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Series for writing the put option. A Series will write a put option on a security or a securities index only if the Series would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options--for example, the sale and purchase of options on the same security or index but different expiration dates or exercise prices (a technique called a "spread").

  Each Series is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

  Other than with respect to closing transactions, a Series will only write call or put options that are "covered." A put option will be considered covered if a Series has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will be considered covered if a Series owns the securities it would be required to deliver upon exercise of the option (or, in the case of option on a securities index, securities which substantially replicate the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

  Types of Options. Each Series may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater risk of counterparty default. See "Additional Risk Factors of OTC Transactions" below.

Futures

  Each Series may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of a commodity at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Series is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Series will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. A Series will further limit transactions in futures and options on futures to the extent necessary to prevent the Series from being deemed a "commodity pool operator" under regulations of the Commodity Futures Trading Commission.

  Foreign Exchange Transactions. The International Index Series may engage in futures contracts on foreign currencies and foreign currency forward and spot transactions in connection with transactions or anticipated transactions in securities denominated in foreign currencies. Specifically, the Series may purchase or sell a currency to settle a security transaction or sell a currency in which the Series has received or anticipates receiving a dividend or distribution.

Swaps

  Each Series is authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of securities or equity index. Swap agreements may also be used to obtain exposure to a security or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

Risk Factors in Derivatives

  The Series intend to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or a Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

  Certain transactions in derivatives (e.g., futures transactions, sales of put options) may expose a Series to potential losses which exceed the amount originally invested by the Series in such instruments. When a Series engages in such a transaction, the Series will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Series' exposure, on a market-to-market basis, to the transaction (as calculated pursuant to requirements of the Securities and Exchange Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction, but will not limit the Series' exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

  Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options may be substantially less liquid than other instruments in which a Series may invest. The absence of liquidity may make it difficult or impossible for a Series to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Series to ascertain a market value for such instruments. A Series will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Series can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

  The staff of the Securities and Exchange Commission has taken the position that purchased OTC options and the assets underlying written OTC options are illiquid securities. The Series have therefore adopted an investment policy pursuant to which they will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by a Series, the market value of the securities underlying OTC call options currently outstanding which have been sold by a Series and margin deposits on the Series' outstanding OTC options exceeds 15% of the total assets of the Series, taken at market value, together with all other assets of the Series which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by a Series to a dealer in U.S. government securities recognized as a "primary dealer" by the Federal Reserve Bank of New York and the Series has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Series will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying security minus the option's exercise price).

  Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Series has unrealized gains in such instruments or has deposited collateral with its counterparty, the Series is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Series will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Series with a third-party guaranty or other credit enhancement.

Additional Limitations on the Use of Derivatives

  The Series may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

Additional Information Concerning the Indices

  S&P 500. "Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Corporation and the Trust. The S&P 500 Index Series is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("Standard & Poor's"). Standard & Poor's makes no representation regarding the advisability of investing in the Series. Standard & Poor's makes no representation or warranty, express or implied, to the owners of shares of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the S&P 500 to track general stock market performance. Standard & Poor's only relationship to the Series is the licensing of certain trademarks and trade names of Standard & Poor's and of the S&P 500 which is determined, composed and calculated by Standard & Poor's without regard to the Series. Standard & Poor's has no obligation to take the needs of the Series or the owners of shares of the Series into consideration in determining, composing or calculating the S&P 500. Standard & Poor's is not responsible for and has not participated in the determination of the prices and amount of the Series or the timing of the issuance of sale of shares of the Series and the Series or in the determination or calculation of the equation by which the Series is to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Series.

  Standard & Poor's does not guarantee the accuracy and/or the completeness or the S&P 500 Index or any data included therein, and Standard & Poor's shall have no liability for any errors, omissions, or interruptions therein. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by the Series, owners of shares of the Series, or any other person or entity from the use of the S&P 500 Index or any data included therein. Standard & Poor's makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall Standard & Poor's have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

  Russell 2000. The Small Cap Index Series is not promoted, sponsored or endorsed by, not in any way affiliated with Frank Russell Company. Frank Russell Company is not responsible for and has not reviewed the Small Cap Index Series nor any associated literature or publications and Frank Russell Company makes no representation or warranty, express or implied, as to their accuracy, or completeness, or otherwise.

  Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000(R) Index. Frank Russell Company has no obligation to take the needs of any particular Series or its participants or any other product or person into consideration in determining, composing or calculating the Index.

  Frank Russell Company's publication of the Russell 2000(R) Index in no way suggests or implies an opinion by Frank Russell Company as to the attractiveness or appropriateness of investment in any or all securities upon which the Russell 2000 is based. Frank Russell Company makes no representation, warranty, or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 or any data included in the Russell 2000. Frank Russell Company makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 or any data included therein, or any security (or combination thereof) comprising the Russell 2000. Frank Russell Company makes no other express or implied warranty, and expressly disclaims any warranty, or any kind, including, without means of limitation, any warranty of merchantability or fitness for a particular purpose with respect to the Russell 2000 or any data or any security (or combination thereof) included therein.

  EAFE Index. The EAFE Index is the exclusive property of Morgan Stanley & Co. Incorporated ("Morgan Stanley"). The EAFE Index is a service mark of Morgan Stanley Group Inc. and has been licensed for use by the Investment Adviser and its affiliates.

  The International Index Series is not sponsored, endorsed, sold or promoted by Morgan Stanley. Morgan Stanley makes no representation or warranty, express or implied, to the owners of shares of the International Index Series or any member of the public regarding the advisability of investing in securities generally or in the International Index Series particularly or the ability of the EAFE Index to track general stock market performance. Morgan Stanley is the licensor of certain trademarks, service marks and trade names of Morgan Stanley and of the EAFE Index. Morgan Stanley has no obligation to take the needs of the International Index Series or the owners of shares of the International Index Series into consideration in determining, composing or calculating the EAFE Index. Morgan Stanley is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of shares of the International Index Series to be issued or in the determination or calculation of the equation by which the shares of the International Index Series is redeemable for cash. Morgan Stanley has no obligation or liability to owners of shares of the International Index Series in connection with the administration, marketing or trading of the International Index Series.

  Although Morgan Stanley shall obtain information for inclusion in or for use in the calculation of the EAFE Index from sources which Morgan Stanley considers reliable, Morgan Stanley does not guarantee the accuracy and/or the completeness of the EAFE Index or any data included therein. Morgan Stanley makes no warranty, express or implied, as to results to be obtained by licensee, licensee's customers and counterparties, owners of shares of the International Index Series, or any other person or entity from the use of the EAFE Index or any data included therein in connection with the rights licensed hereunder or for any other use. Morgan Stanley makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the EAFE Index or any data included therein. Without limiting any of the foregoing, in no event shall Morgan Stanley have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Investment Restrictions.

  The Trust has adopted the following restrictions and policies relating to the investment of each Series' assets and activities, which are fundamental policies and may not be changed with respect to a Series without the approval of the holders of a majority of the Series' outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

Each may not:

    1. Make any investment inconsistent with the Series' classification as a non-diversified company under the Investment Company Act.

    2. Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in its target index, a Series may invest more than 25% of its total assets in securities of issuers in that industry.

    3. Make investments for the purpose of exercising control or management.

    4. Purchase or sell real estate, except that, to the extent permitted by law, a Series may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

    5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that a Series may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Series' Prospectus and Statement of Additional Information, as they may be amended from time to time.

    6. Issue senior securities to the extent such issuance would violate applicable law.

    7. Borrow money, except that (i) a Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Series may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Series may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Series may purchase securities on margin to the extent permitted by applicable law. A Series may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Series' investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when issued and forward commitment transactions and similar investment strategies.

    8. Underwrite securities of other issuers except insofar as a Series technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

    9. Purchase or sell commodities or contracts on commodities, except to the extent that a Series may do so in accordance with applicable law and the Series' Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

  In addition, although each Series is classified as a non-diversified Series under the Investment Company Act and is not subject to the diversification requirements of the Investment Company Act, each Series is required to comply with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"). To ensure that the Series satisfy these requirements, the Declaration of Trust requires that each Series be managed in compliance with the Code requirements as though such requirements were applicable to the Series. These requirements include limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of a Series' total assets are invested in the securities of a single issuer, or any two or more issuers which are controlled by the Series and engaged in the same, similar or related businesses, and (ii) with respect to 50% of the market value of its total assets, not more that 5% of the market value of its total assets are invested in securities of a single issuer, and the Series does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instrumentalities are not included within the definition of "issuer" for purposes of the diversification requirements of the Code.

  In addition, the Trust has adopted as an operating policy, which may be changed by the Trustees without shareholder approval, that no Series, will make any additional investments if the amount of its borrowings exceeds 5% of its total assets. Borrowings do not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.

  Portfolio securities of a Series generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

  Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with the Investment Adviser, a Series is prohibited from engaging in certain transactions involving Merrill Lynch, or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage." Without such an exemptive order, a Series is prohibited from engaging in portfolio transactions with Merrill Lynch or its affiliates acting as principal.

Portfolio Turnover

  Although each Series will use a passive, indexing approach to investing, each Series may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Investment Adviser considers whether to purchase or sell securities for a Series only to the extent that the Investment Adviser will consider the impact of transaction costs on a Series' tracking error. Changes in the securities comprising a Series' index will tend to increase that Series' portfolio turnover rate, as the Investment Adviser restructures the Series' holdings to reflect the changes in the index. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series' purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates.

Item 13. Management of the Registrant

Trustees and Officers

  Information about the Trustees, executive officers and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each executive officer and Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.

  Terry K. Glenn (58) -- President and Trustee(1)(2) -- Executive Vice President of the Investment Adviser and Fund Asset Management, L.P. ("FAM") (which terms as used herein include their corporate predecessors) since 1983; Executive Vice President and Director of Princeton Services, Inc. ("Princeton Services") since 1993; President of Princeton Funds Distributor, Inc. ("PFD") since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988.

 Jack B. Sunderland (70) -- Trustee(2) -- P.O. Box 7, West Cornwall, Connecticut 06796. President and Director of American Independent Oil Company, Inc. (energy company) since 1987; Member of Council on Foreign Relations since 1971.

  Stephen B. Swensrud (65) -- Trustee(2) -- 24 Federal Street, Suite 400, Boston, Massachusetts 02110. Chairman, Fernwood Advisors (investment adviser) since 1996; Principal, Fernwood Associates (financial consultant) since 1975.

  J. Thomas Touchton (59) -- Trustee(2) -- Suite 3405, One Tampa City Center, Tampa, Florida, 33602. Managing Partner of The Witt-Touchton Company and its predecessor The Witt Co. (private investment partnership) since 1972; Trustee Emeritus of Washington and Lee University; Director of TECO Energy Inc. (electric utility holding company).

  Joseph T. Monagle, Jr. (50) -- Senior Vice President(1)(2) -- Senior Vice President of the Investment Adviser and FAM since 1990; Department Head of the Global Fixed Income Division of the Investment Adviser and FAM since 1997; Senior Vice President of Princeton Services since 1993.

  Gregory Mark Maunz (45) -- Senior Vice President and Co-Portfolio Manager of the Aggregate Bond Index Fund(1)(2) -- First Vice President of the Investment Adviser since 1997; Vice President of the Investment Adviser from 1985 to 1997; Portfolio Manager of the Investment Adviser since 1984.

  Jeff Hewson (47) -- Vice President and Co-Portolio Manager of the Aggregate Bond Index Fund(1)(2) -- Director (Global Fixed Income) since 1998; Vice President of the Investment Adviser from 1989 to 1998; Portfolio Manager of the Investment Adviser since 1985.

  Eric S. Mitofsky (43) -- Senior Vice President and Portfolio Manager of the S&P 500 Index Fund, Small Cap Index Fund and the International Index Fund(1)(2) -- First Vice President of the Investment Adviser since 1997; Vice President of the Investment Adviser from 1992 to 1998.

  Christopher G. Ayoub (43) -- Senior Vice President and Co-Portfolio Manager of the Aggregate Bond Index Fund(1)(2) -- First Vice President of the Investment Adviser since 1998; Vice President of the Investment Adviser from 1985 to 1998.

  Donald C. Burke (38) -- Vice President and Treasurer(1)(2) -- Senior Vice President and Treasurer of the Investment Adviser and FAM since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of PFD since 1999; First Vice President of the Investment Adviser from 1997 to 1999; Director of Taxation of the Investment Adviser since 1990; Vice President of the Investment Adviser from 1990 to 1997.

  Ira P. Shapiro (35) -- Secretary(1)(2) -- First Vice President of the Investment Adviser since 1998; Director (Legal Advisory) of the Investment Adviser from 1997 to 1998; Vice President of the Investment Adviser from 1996 to 1997. Attorney with the Investment Adviser and FAM from 1993 to 1997.
----
(1) Interested person, as defined in the Investment Company Act, of the Trust.
(2) Such Trustee or officer is a director, trustee or officer of other investment companies for which the Investment Adviser or FAM acts as investment adviser.

  As of April 1, 1999, the officers and Trustees of the Trust as a group (eleven persons) owned an aggregate of less than 1% of the outstanding shares of Common Stock of Merrill Lynch & Co., Inc. and owned an aggregate of less than 1% of the outstanding shares of any of the Series.

Compensation of Directors/Trustees.

  Merrill Lynch Index Fund, Inc. (the "Corporation") and the Trust pay each individual who serves as a Director/Trustee not affiliated with the Investment Advisor (each a "non-affiliated Director/Trustee") a fee of $2,500 per year plus $250 per Board meeting attended, together with such individual's actual out-of-pocket expenses relating to attendance at meetings. The Corporation and the Trust also compensate members of the Audit and Nominating Committee (the "Committee"), which consists of all of the non-affiliated Directors/Trustees of the Funds and the Series, with a fee of $1,000 per year.

  The following table sets forth the aggregate compensation earned by the non-affiliated Directors/Trustees from the Corporation and Trust for the fiscal year ended December 31, 1998 and the total compensation paid to non-affiliated Directors/Trustees from all registered investment companies advised by the Investment Adviser and its affiliate, FAM ("MLAM/FAM-Advised Funds") for the calendar year ended December 31, 1998.

                                                                                            Total Compensation
                                                                                        From Corporation/Trust and
                              Aggregate             Pension or Retirement                       MLAM/FAM
                          Compensation From          Benefits Accrued as                    Advised Funds Paid
Name of Director/Trustee  Corporation/Trust     Part of Corporation/Trust Expenses       to Directors/Trustees(1)
------------------------  ------------------  ------------------------------------       ------------------------
Jack B. Sunderland......       $4,500                       None                                 133,600
Stephen B. Swensrud.....       $4,500                       None                                 195,583
J. Thomas Touchton......       $4,500                       None                                 133,600

----------
(1) The Directors/Trustees serve on the boards of MLAM/FAM Advised Funds as follows: Mr. Sunderland (18 registered investment companies consisting of 30 portfolios); Mr. Swensrud (23 registered investment companies consisting of 56 portfolios); Mr. Touchton (18 registered investment companies consisting of 30 portfolios).

Item 14.  Control Persons and Principal Holders of Securities.

  Merrill Lynch S&P 500 Index Fund ("S&P 500 Index Fund") of Merrill Lynch Index Funds, Inc. (the "Corporation"), a Maryland corporation, controls S&P 500 Index Series. As of April 1, 1999, S&P 500 Index Fund owns 100% of the currently outstanding interests of S&P 500 Index Series. As of April 1, 1999, no person owned of record or was known by the Corporation to own beneficially 5% or more of any Class of the S&P 500 Index Fund's outstanding securities.


  As of April 1, 1999, S&P 500 Index Fund's holdings of S&P 500 Index Series represent 0.69% of the Trust as a whole.

  Merrill Lynch Small Cap Index Fund ("Small Cap Index Fund") of the Corporation, and Small Cap Index Trust control Small Cap Index Series. As of April 1, 1999, Small Cap Index Fund owns 56% of the currently outstanding interests of Small Cap Index Series, and Small Cap Index Trust owns 44% of the currently outstanding interests of Small Cap Index Series. As of April 1, 1999, no person owned of record or was known by the Corporation to own beneficially 5% or more of any Class of Small Cap Index Fund's outstanding securities.

  As of April 1, 1999, Small Cap Index Fund's holdings of Small Cap Index Series represent 0.02% of the Trust as a whole.

  Merrill Lynch Aggregate Bond Index Fund ("Aggregate Bond Index Fund") of the Corporation, controls Aggregate Bond Index Series. As of April 1, 1999 Aggregate Bond Index Fund owns 99.6% of the currently outstanding interests of Aggregate Bond Index Series, and Aggregate Bond Index Trust owns 0.4% of the currently outstanding interests of the Aggregate Bond Index Series. The following sets forth the name, address and percentage of ownership of each person who owns of record or is known by the Corporation to own beneficially 5% or more of any Class of Aggregate Bond Index Fund's outstanding securities, as of April 1, 1999:

Piedmont Liability Trust
2568 Ivy #3
Charlottesville, VA 22903
Class D
12.1% of Class

  As of April 1, 1999, Aggregate Bond Index Fund's holdings of Aggregate Bond Index Series represent 0.20% of the Trust as a whole.

  Merrill Lynch International Index Fund ("International Index Fund") of the Corporation, controls International Index Series. As of April 1,1999 International Index Fund owns 85.6% of the currently outstanding interests of International Index Series, and International Index Trust owns 14.4% of the currently outstanding interests of the International Index Series. The following sets forth the name, address and percentage of ownership of each person who owns of record or is known by the Corporation to own beneficially 5% or more of any Class of the International Index Fund's outstanding securities as of April 1, 1999:

Ronald I. Shaw
P.O Box 455
Richmond, MA 01254
Class D
5.1% of Class

  As of April 1, 1999, International Index Fund's holdings of International Index Series represent 0.06% of the Trust as a whole.

  All holders of interests ("Holders") are entitled to vote in proportion to the amount of their interest in a Series or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants the shareholders of separate Series vote together; they generally vote separately by Series on other matters.

Item 15. Investment Advisory And Other Services.

  The Trust has entered into a management agreement with the Investment Adviser (the "Management Agreement"). The Investment Adviser provides the Trust with investment advisory and management services. Subject to the supervision of the Board of Trustees, the Investment Adviser is responsible for the actual management of each Series' portfolio and constantly reviews the Series' holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Series.

  Securities held by the Series of the Trust may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities by the Investment Adviser for the Series or other funds for which it acts as investment adviser or for its advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold there may be an adverse effect on price.

  As discussed in Part A, the Investment Adviser receives for its services to the Series monthly compensation at the annual rates of the average daily net assets of each Series as follows

                                                                     Management
   Name of Series                                                       Fee
   --------------                                                    ----------
   Merrill Lynch S&P 500 Index Series...............................   0.05%
   Merrill Lynch Small Cap Index Series.............................   0.08%
   Merrill Lynch Aggregate Bond Index Series........................   0.06%
   Merrill Lynch International Index Series.........................   0.11%

  The table below sets forth information about the total investment advisory fees paid by the Series to the Investment Adviser, and any amount voluntarily waived by the Investment Adviser.

                                                  Small  Aggregate
                                        S&P 500    Cap     Bond
                                         Index    Index    Index   International
Period Ending                            Series  Series   Series   Index Series
-------------                           -------- ------- --------- -------------
December 31, 1997*
  Contractual amount................... $148,645 $36,425  $88,609    $100,102
  Amount waived (if applicable)........ $148,645 $36,425  $37,562    $ 35,546
December 31, 1998
  Contractual amount................... $454,138 $61,476 $238,378    $142,489
  Amount waived (if applicable)........ $      0 $61,476 $  2,537    $ 87,182

----------
* Period is from commencement of operations (April 3, 1997 for the S&P 500 Index Series and the Aggregate Bond Index Series, and April 9, 1997 for the Small Cap Index Series and the International Index Series).

  Payment of Series Expenses. The Management Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Trustees who are affiliated persons of the Investment Adviser or any of their affiliates.

Each Series pays all other expenses incurred in the operation of the Series, (except to the extent paid by the Placement Agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports, copies of the Registration Statements, charges of the Custodian, any Sub-custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and out-of-pocket expenses of unaffiliated Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or the Series. The Placement Agent will pay certain of the expenses of the Trust incurred in connection with the offering of its shares of beneficial interest of each of the Series.

  Organization of the Investment Adviser. Merrill Lynch Asset Management is located at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Investment Adviser is a limited partnership, the partners of which are ML & Co. and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

  Duration and Termination. Unless earlier terminated as described below, the Management Agreement will remain in effect from year to year with respect to each Series if approved annually (a) by the Board of Trustees or by a majority of the outstanding shares of the Series and (b) by a majority of the Trustees who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Series.

Code of Ethics

  The Board of Trustees of the Trust have adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act which incorporates the Code of Ethics of the Trust and of the Investment Adviser (together, the "Codes"). The Codes significantly restrict the personal investing activities of all employees of the Investment Adviser and, as described below, impose additional, more onerous, restrictions on fund investment personnel.

  The Codes require that all employees of the Investment Adviser pre-clear any personal securities investment (with limited exceptions, such as government securities). The pre-clearance requirement and associated procedures are designed to identify any substantive prohibition or limitation applicable to the proposed investment. The substantive restrictions applicable to all employees of the Investment Adviser include a ban on acquiring any securities in a "hot" initial public offering and a prohibition from profiting on short-term trading in securities. In addition, no employee may purchase or sell any security that at the time is being purchased or sold (as the case may be), or to the knowledge of the employee is being considered for purchase or sale, by any fund advised by the Investment Adviser. Furthermore, the Codes provide for trading "blackout periods" which prohibit trading by investment personnel of the Trust within periods of trading by the Series in the same (or equivalent) security (15 or 30 days depending upon the transaction).

Independent Accountants.

  Deloitte & Touche LLP, 117 Campus Drive, Princeton, New Jersey 08540 has been selected as the independent auditors of the Trust. The independent auditors are responsible for auditing the annual financial statements of the Series.

Custodian.

  Merrill Lynch Trust Company, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, acts as the custodian of the assets of the S&P 500 Index Series, Small Cap Index Series and Aggregate Bond Index Series. State Street Bank and Trust Company ("State Street"), One Heritage Drive P2N, North Quincy, Massachusetts 02171, acts as the custodian of the assets of International Index Series. Under its contract with the Trust, State Street is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the International Index Series to be held in its offices outside the United States and with certain foreign banks and securities depositors. Each Custodian is responsible for safeguarding and controlling the Series' cash and securities, handling the receipt and delivery of securities and collecting interests and dividends on the Series' investments.

Legal Counsel.

  Swidler Berlin Shereff Friedman, LLP, 919 Third Avenue, New York, New York 10022, is counsel for the Trust.

Item 16.  Brokerage Allocation and Other Practices.

  Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the Series' portfolio transactions and the allocation of brokerage. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities of the Series. Where possible, the Trust deals directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. It is the policy of the Trust to obtain the best results in conducting portfolio transactions for the Series, taking into account such factors as price (including the applicable dealer spread or commission), the size, type and difficulty of the transaction involved, the firm's general execution and operations facilities and the firm's risk in positioning the securities involved. The portfolio securities of the Series generally are traded on a principal basis and normally do not involve either brokerage commissions or transfer taxes. The cost of portfolio securities transactions of the Series primarily consists of dealer or underwriter spreads. While reasonable competitive spreads or commissions are sought, the Trust will not necessarily be paying the lowest spread or commission available. Transactions with respect to the securities of small and emerging growth companies in which the Series may invest may involve specialized services on the part of the broker or dealer and thereby entail higher commissions or spreads than would be the case with transactions involving more widely trading securities.

  Subject to obtaining the best price and execution, broker-dealers who provide supplemental investment research (such as quantitative and modeling information assessments and analyses of the business or prospects of a company, industry or economic sector) to the Investment Adviser may receive orders for transactions by the Trust. Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Adviser under its Management Agreement and the expense of the Investment Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. If in the judgment of the Investment Adviser the Trust will be benefitted by supplemental research services, the Investment Adviser is authorized to pay brokerage commissions to a broker-dealer furnishing such services which are in excess of commissions which another broker-dealer may have charged for effecting the same transaction. Supplemental investment research obtained from such broker-dealers might be used by the Investment Adviser in servicing all of its accounts and all such research might not be used by the Investment Adviser in connection with the Trust. Consistent with the Conduct Rules of the NASD and policies established by the Trustees, the Investment Adviser may consider sales of shares of the Funds as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust.

  For the fiscal period April 3, 1997 (commencement of operations) to December 31, 1997, the Series paid brokerage commissions of $118,903 and $0 for the S&P 500 Index Series and the Aggregate Bond Index Series, respectively. For the fiscal period April 9, 1997 (commencement of operations) to December 31, 1997, the Series paid brokerage commissions of $60,361 and $146,336 for the Small Cap Index Series and the International Index Series, respectively. The Series paid no commissions to Merrill Lynch. For the fiscal year ended December 31, 1998, the following table shows the amount of brokerage commissions paid by each Series to Merrill Lynch, the percentage of each Series' brokerage commissions paid to Merrill Lynch, the percentage of each Series' aggregate dollar amount of transactions involving the payment of commissions effected through Merrill Lynch and aggregate brokerage commissions paid by each Series:

                         S&P 500 Index  Small Cap   Aggregate Bond International
                            Series     Index Series  Index Series  Index Series
                         ------------- ------------ -------------- -------------
Aggregate brokerage
 commissions paid to
 Merrill Lynch..........   $      0      $     0        $   0         $ 1,299
% of Series' aggregate
 brokerage commissions
 paid to Merrill Lynch..      0.00%        0.00%        0.00%           1.75%
% of Series' aggregate
 dollar amount of
 transactions effected
 through the broker.....      0.00%        0.00%        0.00%           0.20%
Aggregate brokerage
 commissions paid.......   $105,046      $50,264        $   0         $74,373

  Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Trust, including Merrill Lynch and any of its affiliates, will not serve as the Trust's dealer in such transactions. However, affiliated persons of the Trust may serve as its broker in listed or OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures adopted by the Board of Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

  Certain court decisions have raised questions as to the extent to which investment companies should seek exemptions under the Investment Company Act in order to seek to recapture underwriting and dealer spreads from affiliated entities. The Trustees have considered all factors deemed relevant and have made a determination not to seek such recapture at this time. The Trustees will reconsider this matter from time to time.

  Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust. Securities may be held by, or be appropriate investments for, the Series as well as other funds or investment advisory clients of the Investment Advisor or FAM.

  Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. to the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Item 17.--Capital Stock and Other Securities.

  Under the Declaration of Trust that establishes the Trust, a Delaware business trust, the Trustees are authorized to issue beneficial interests in each Series of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series in which they have invested. Upon liquidation or dissolution of a Series, investors are entitled to share in proportion to their investment in such Series' net assets available for distribution to its investors. Interests in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series generally may not be transferred.

  Each investor is entitled to a vote in proportion to the amount of its interest in a Series or in the Trust, as the case may be. Investors in the Trust, or in any Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

  A Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the beneficial interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Trustees and consented to by the Holders holding not less than two-thirds of the beneficial interests in such Series, (ii) by unanimous consent of the Trustees by written notice of such dissolution to the Holders in such Series, (iii) upon the complete withdrawal of a Holder from the Series, or (iv) upon the bankruptcy or dissolution of a Holder in the Series; provided that in the case of (iii) or (iv) the Holders in such Series may by affirmative vote of over 50% of total outstanding interests agree to continue the Series. The Trust shall be dissolved upon the dissolution of the last remaining Series.

  The Declaration of Trust provides that obligations of the Trust and the Series are not binding upon the Trustees individually but only upon the property of the Series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

  The Trust currently consists of four Series. The Trust reserves the right to create and issue interests in a number of additional Series. As indicated above, Holders of each Series participate equally in the earnings and assets of the particular series. Holders of each series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Series vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Series, the Holders of such Series are entitled to share in proportion to their investment in the net assets of such Series available for distribution to Holders.

Item 18.--Purchase, Redemption and Pricing of Securities.

  Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of Holders of any Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

  The net asset value of the shares of each Series is determined once daily Monday through Friday as of 15 minutes after the close of business on the NYSE on each day the NYSE is open for trading (a "Pricing Day"). The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

  The net asset value is computed by deducting the amount of the Series' total liabilities from the value of its total assets, dividing the market value of the securities held by a Series plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the Investment Adviser, are accrued daily.

  A Series' securities which are traded on stock exchanges are valued at the last sale price (regular way) on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price in the OTC market prior to the time of valuation. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. When the Series writes an option, the amount of the premium received is recorded on the books of the Series as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Series are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Trustees of the Trust, including valuations furnished by a pricing service retained by the Trust. Such valuations and procedures will be reviewed periodically by the Trustees.

  Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Series' shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that will not be reflected in the computation of a Series' net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by the Trustees.

  Each investor in the Trust may add to or reduce its investment in any Series on each Pricing Day. The value of each investor's interest in a Series will be determined as of 15 minutes after the close of business on the NYSE (generally 4:00 p.m., New York Time) by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate interests in such Series. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor's interest in such Series as of 15 minutes after the close of business of the NYSE on the next Pricing Day of the Series. For further information concerning the Series' net asset value, and the valuation of the Series' assets, see Part A.

Redemptions.

  An investor in the Trust may withdraw all or a portion of its investment in any Series on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Series of the Trust may not be transferred.

Item 19. Taxation of the Trust

  The Trust is organized as a Delaware business trust. Each Series is treated as a separate partnership under the Internal Revenue Code of 1986 (the "Code") and, thus, is not subject to income tax. The Series have received rulings from the Internal Revenue Service establishing their status as partnerships. Based upon the status of each Series as a partnership, each investor in a Series will be taxable on its share (as determined in accordance with the governing instruments of such Series) of such Series' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

Although, as described above, the Series will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company ("RIC") will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of its items of income, gain, loss and deduction of a Series as they are taken into account by the Series.

  All of the Series may invest in futures contracts or options, Certain options, futures contracts and options on futures contracts are "section 1256 contracts." Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses ("60/40"). Also, section 1256 contracts held by a Series at the end of each taxable year are treated for federal income tax purposes as being sold on such date for their fair market value. The resultant paper gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

  Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not Section 1256 contracts generally will be treated as ordinary income or loss.

  Certain hedging transactions undertaken by a Series may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Series. In addition, losses realized by the Series on positions that are part of a straddle may be deferred, rather than being taken into account in calculating taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions to the Series are not entirely clear. The Series may make one or more of the elections available under the Code which are applicable to straddles. If the Series makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to the economic recognition of such income.

  The Series may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which entitle the Series to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series' assets to be invested within various countries is not known.

  The Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series, such as investments in obligations having original issue discount or market discount (if a Series elects to accrue the market discount on a current basis with respect to such instruments). Because such income may not be matched by a corresponding cash receipt, the Series may be required to borrow money or dispose of other securities to be able to make distributions to investors.

  Each Series' taxable income will in most cases be determined on the basis of reports made to such Series by the issuers of the securities in which such Series invests. The tax treatment of certain securities in which a Series may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Series could result in adjustments to the income of the Series.

  Under the Trust, each Series is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Series level. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs. The Series have received rulings from the Internal Revenue Service that Holders of interests in the Series that are RICs will be treated as owners of their proportionate shares of the Series' assets and income for purposes of the Code's requirements applicable thereto.

Item 20. Underwriters.

  The exclusive placement agent for each Series of the Trust is Merrill Lynch Funds Distributor, a division of Princeton Funds Distributor, Inc., which receives no compensation for serving in this capacity. The Placement Agent is located at P.O. Box 9081, Princeton, New Jersey 08543-9081. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Series.

Item 21. Calculation of Performance Data.

  Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Series' performance. However, certain of the Trust's Holders may from time to time advertise their performance, which will be based upon the Trust's performance.

  Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Securities and Exchange Commission.

  Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

  Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

  Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

Item 22. Financial Statements.

  The Series' audited financial statements are incorporated in this Statement of Additional Information by reference to their 1998 annual reports to shareholders. You may request a copy of the annual reports at no charge by calling (800) 456-4587 Ext. 789 between 8:00 a.m. and 8:00 p.m. on any business day.

                                   APPENDIX

                      RATINGS OF FIXED INCOME SECURITIES

Description of Moody's Investors Service Inc.'s ("Moody's") Corporate Ratings

Aaa Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds that are rated Baa are considered as medium grade obligations;
    i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds that are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

  Note. Moody's may apply numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier I indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Moody's Commercial Paper Ratings

  The term "commercial paper" as used by Moody's means promissory obligations not having an original maturity in excess of nine months. Moody's makes no representations as to whether such commercial paper is by any other definition "commercial paper" or is exempt from registration under the Securities Act of 1933, as amended.

  Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's makes no representation that such obligations are exempt from registration under the Securities Act of 1933, nor does it represent that any specific note is a valid obligation of a rated issuer or issued in conformity with any applicable law. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

  Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

  -- Leading market positions in well established industries

  -- High rates of return on funds employed

  -- Conservative capitalization structures with moderate reliance on debt and ample asset protection

  -- Broad margins in earnings coverage of fixed financial charges and high internal cash generation

  -- Well established access to a range of financial markets and assured sources of alternate liquidity

  Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

  Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

  Issuers rated Not Prime do not fall within any of the Prime rating categories.

  If an issuer represents to Moody's that its commercial paper obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody's evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody's makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement. You are cautioned to review with your counsel any questions regarding particular support arrangements.

Description of Moody's Preferred Stock Ratings

  Because of the fundamental differences between preferred stocks and bonds, a variation of the bond rating symbols is being used in the quality ranking of preferred stocks. The symbols, presented below, are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stocks occupy a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

  Preferred stock rating symbols and their definitions are as follows:

aaa An issue that is rated "aaa" is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

aa An issue that is rated "aa" is considered a high-grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

a An issue that is rated "a" is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa An issue that is rated "baa" is considered to be medium grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba An issue that is rated "ba" is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b An issue that is rated "b" generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa An issue that is rated "caa" is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca An issue that is rated "ca" is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

c This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

  Note: Moody's may apply numerical modifiers 1, 2 and 3 in each rating classification from "aa" through "b" in its preferred stock rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Standard & Poor's ("Standard & Poor's") Corporate Debt Ratings

  A Standard & Poor's corporate or municipal rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

  The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

  The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information or for other reasons.

  The ratings are based, in varying degrees, on the following considerations:
(1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and
(3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA Debt rated AAA has the highest rating assigned by Standard & Poor's.
    Capacity to pay interest and repay principal is extremely strong.

AA Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

A Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher-rated categories.

    Debt rated BB, B, CCC, CC and C are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

C The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

CI The rating CI is reserved for income bonds on which no interest is being paid.

D Debt rated D is in default. The D rating is assigned on the day an interest or principal payment is missed. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

  Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major ratings categories.

  Provisional ratings: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood or risk of default upon failure of such completion. The investor should exercise judgment with respect to such likelihood and risk.

L The letter "L" indicates that the rating pertains to the principal amount of those bonds to the extent that the underlying deposit collateral is insured by the Federal Savings & Loan Insurance Corp. or the Federal Deposit Insurance Corp. and interest is adequately collateralized.

* Continuance of the rating is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

NR Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

  Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

  Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA," "AA," "A," "BBB," commonly known as "investment grade" ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

Description of Standard & Poor's Commercial Paper Ratings

  A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. The four categories are as follows:

A Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

A-l This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

A-2 Capacity for timely payment on issues with this designation is strong.
    However, the relative degree of safety is not as high as for issues designated "A-l."

A-3 Issues carrying this designation have a satisfactory capacity for timely payment. They are however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues rated "B" are regarded as having only adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.

C This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D This rating indicates that the issue is either in default or is expected to be in default upon maturity.

  The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

Description of Standard & Poor's Preferred Stock Ratings

  A Standard & Poor's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the bond rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

  The preferred stock ratings are based on the following considerations:

    I. Likelihood of payment -- capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation.

    II.  Nature of, and provisions of, the issue.

    III. Relative position of the issue in the event of bankruptcy, reorganization, or other arrangements affecting creditors' rights.

AAA This is the highest rating that may be assigned by Standard & Poor's to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

AA A preferred stock issue rated "AA" also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

A An issue rated "A" is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB An issue rated "BBB" is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

BB, Preferred stock rated "BB," "B," and "CCC" are regarded, on balance, as B, predominantly B, speculative with respect to the issuer's capacity to CCC pay preferred stock obligations. "BB" indicates the lowest degree of speculation and "CCC" the highest degree of speculation. While such issues will likely have some quality and protection characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CC The rating "CC" is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

C   A preferred stock rated "C" is a non-paying issue.

D A preferred stock rated "D" is a non-paying issue with the issuer in default on debt instruments.

  NR indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

  Plus (+) or minus (-): To provide more detailed indications of preferred stock quality, the ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

  The preferred stock ratings are not a recommendation to purchase or sell a security, inasmuch as market price is not considered in arriving at the rating. Preferred stock ratings are wholly unrelated to Standard Poor's earnings and dividend rankings for common stocks.

  The ratings are based on current information furnished to Standard & Poor's by the issuer, and obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

                           PART C. OTHER INFORMATION

Item 23. Exhibits.

 Exhibit
 Number                                Description
 -------                               -----------
   1(a)  --Declaration of Trust of Registrant.(1)
   1(b)  --Certificate of Trust.(1)
   1(c)  --Amendment to Declaration of Trust.(2)
   2     --By-Laws of Registrant.(1)
   3     --Instrument Defining Rights of Shareholders. Incorporated by
           reference to Exhibits 1 and 2 above.(3)
   4     --Management Agreement between Registrant and Merrill Lynch Fund Asset
          Management, L.P.(3)
   5     --Placement Agent Agreement with Merrill Lynch Funds Distributor, a division of Princeton Funds Distributor, Inc.(3)
   6     --Not applicable.
   7(a)  --Form of Custody Agreement with Merrill Lynch Trust Company.(3)
   7(b)  --Form of Custody Agreement with State Street Bank and Trust.(3)
   8     --Licensing Agreement.(3)
   9     --Not applicable.
  10(a)  --Accountant's consent.
  10(b)  --Consent of Swidler Berlin Shereff Friedman, LLP, Counsel for
           Registrant.
  11     --Not applicable.
  12     --Not applicable.
  13     --Not applicable.
  14(a)  --Financial Date Schedule for S&P 500 Index Series.
  14(b)  --Financial Data Schedule for Small Cap Index Series.
  14(c)  --Financial Data Schedule for Aggregate Bond Index Series.
  14(d)  --Financial Data Schedule for International Index Series.
  15(a)  --Not applicable.
  15(b)  --Power of Attorneys.(3)

----------
(1) Incorporated by reference to identically numbered Exhibit to Registrant's initial Registration Statement on Form N-1A (File No. 811-7885).
(2) Incorporated by reference to identically numbered Exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form N-1A (File No. 811-
    7885).
(3) Incorporated by reference to the corresponding exhibit number in Amendment No. 1 to Registrant's Registration Statement on Form N-1A (File No. 811-
    7885) as set forth below:

                                                              Incorporated by
   Exhibit                                                      Reference to
   Number                                                      Exhibit Number
   -------                                                    ---------------
       3                                                              4
       4                                                              5
       5                                                              6
       7(a)                                                           8(a)
       7(b)                                                           8(b)
      15(b)                                                          17(b)

Item 24. Persons Controlled by or under Common Control with Registrant.

  Merrill Lynch S&P 500 Index Fund of Merrill Lynch Index Funds, Inc. ("S&P 500 Index Fund") controls Merrill Lynch S&P 500 Index Series ("S&P 500 Index Series"). As of April 1, 1999, S&P 500 Index Fund owns 100% of the currently outstanding interests of S&P 500 Index Series, which constitutes 0.69% of the S&P 500 Index Fund's ownership of Merrill Lynch Index Trust (the "Trust"). Merrill Lynch Index Funds, Inc. is a Maryland corporation.

  Merrill Lynch Small Cap Index Fund of Merrill Lynch Index Funds, Inc. ("Small Cap Index Fund") and Small Cap Index Trust control Merrill Lynch Small Cap Index Series ("Small Cap Index Series"). As of April 1, 1999, Small Cap Index Fund owns 56% of the currently outstanding interests of Small Cap Index Series, and Small Cap Index Trust owns 44% of the currently outstanding interests of Small Cap Index Series. As of April 1, 1999, Small Cap Index Fund's holdings of Small Cap Index Series represent 0.02% of the Trust as a whole.

  Merrill Lynch Aggregate Bond Index Fund of Merrill Lynch Index Funds, Inc. ("Aggregate Bond Index Fund") controls Merrill Lynch Aggregate Bond Index Series ("Aggregate Bond Index Series"). As of April 1, 1999, Aggregate Bond Index Fund owns 99.6% of the currently outstanding interests of Aggregate Bond Index Series, and Aggregate Bond Index Trust owns 0.4% of the currently outstanding interests of Aggregate Bond Index Series. As of April 1, 1999, Aggregate Bond Index Fund's holdings of Aggregate Bond Index Series represent 0.20% of the Trusts as a whole.

  Merrill Lynch International Index Fund of Merrill Lynch Index Funds, Inc. ("International Index Fund") controls Merrill Lynch International Index Series ("International Index Series"). As of April 1, 1999, International Index Fund owns 85.6% of the currently outstanding interests of International Index Series, and International Index Trust owns 14.4% of the currently outstanding interests of International Index Series. As of April 1, 1999, International Index Fund's holdings of International Index Series represent 0.06% of the Trust as a whole.

Item 25. Indemnification.

  As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the "1940 Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of
Article VIII of the Registrant's Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

  Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent for any action or omission except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

  Article VIII, Section 8.3 of the Registrant's Declaration of Trust provides:

    Section 8.3 Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment of for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither interested persons of the Registrant (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this
  Section 8.3; Provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

      (a) the Trustee, officer, employee or agent to be indemnified provided a security for an undertaking; or

      (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

      (c) there is a determination, based on a review of readily available facts, that there is reasons to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

        (i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

        (ii) an independent legal counsel in a written opinion.

  Article VIII, Section 8.4 of the Registrants Declaration of Trust further provides:

    Section 8.4 No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Manager or Asset Manager to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Manager or Asset Manager to the Trust or any Series.

    As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

    The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of Investment Adviser.

  Merrill Lynch Asset Management, L.P. (the "Investment Adviser" or "MLAM") also acts as the investment adviser for the following open-end registered investment companies: Merrill Lynch Adjustable Rate Securities Fund, Inc., Merrill Lynch Americas Income Fund, Inc., Merrill Lynch Asset Builder Program, Inc., Merrill Lynch Asset Growth Fund, Inc., Merrill Lynch Asset Income Fund, Inc., Merrill Lynch Capital Fund, Inc., Merrill Lynch Convertible Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Convertible Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global Holdings, Merrill Lynch Global Resources Trust, Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Utility Fund, Inc., Merrill Lynch Global Value, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Intermediate Government Bond Fund, Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Middle East/Africa Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Real Estate Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Strategic Dividend Fund, Merrill Lynch Technology Fund, Inc., Merrill Lynch U.S.A. Government Reserves, Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch Utility Income Fund, Inc., Merrill Lynch Variable Series Funds, Inc. and Hotchkis and Wiley Funds (advised by Hotchkis and Wiley, a division of MLAM); and for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc., and Merrill Lynch Senior Floating Rate Fund, Inc. MLAM also acts as a sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.

  Fund Asset Management, L.P. ("FAM"), an affiliate of MLAM, acts as the investment adviser for the following open-end registered investment companies:
CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc., Financial Institutions Series Trust, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch Corporate High Yield Fund, Inc., Merrill Lynch Emerging Tigers Fund, Inc., Merrill Lynch Federal Securities Trust, Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Special Value Fund, Inc., Merrill Lynch World Income Fund, Inc. and The Municipal Fund Accumulation Program, Inc.; and the following closed-end registered investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Debt Strategies Fund, Inc., Debt Strategies Fund II, Inc., Debt Strategies Fund III, Inc., Income Opportunities Fund 1999, Inc., Income Opportunities Fund 2000, Inc., Merrill Lynch Municipal Strategy Fund, Inc., MuniAssets Funds, Inc., MuniEnhanced Fund, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings California Insured Fund II, Inc., MuniHoldings California Insured Fund III, Inc., MuniHoldings

California Insured Fund IV, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Florida Insured Fund II, MuniHoldings Florida Insured Fund III, MuniHoldings Florida Insured Fund IV, MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings Insured Fund, Inc., MuniHoldings Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New Jersey Insured Fund II, Inc., MuniHoldings New Jersey Fund III, Inc., MuniHoldings New York Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniHoldings New York Insured Fund II, Inc., MuniHoldings New York Insured Fund III, Inc., Muniholdings Pennsylvania Insured Fund, MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniVest Florida Fund, MuniVest Michigan Insured Fund, Inc., MuniVest New Jersey Fund, Inc., MuniVest Pennsylvania Insured Fund, MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield New York Insured Fund II, Inc., MuniYield Pennsylvania Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc., Senior High Income Portfolio, Inc., and Worldwide DollarVest Fund, Inc.

  The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series and Merrill Lynch Intermediate Government Bond Fund is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of the Manager, FAM, Princeton Services, Inc. ("Princeton Services") and Princeton Administrators, L.P. ("Princeton Administrators") is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of Merrill Lynch Funds Distributor ("MLFD"), a division of Princeton Funds Distributor, Inc. is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch and Merrill Lynch & Co., Inc. ("ML & Co.") is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281-1201. The address of the Fund's transfer agent Financial Data Services, Inc. ("FDS") is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

  Set forth below is a list of each executive officer and Director of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since December 31, 1996 for his or her or its own account or in the capacity of director, officer, employee, partner or trustee. In addition, Mr. Burke is Vice President and Treasurer and Mr. Glenn is President of all or substantially all of the investment companies advised by the Manager or FAM and Mr. Glenn is a director of substantially all of such companies. Messrs. Giordano and Monagle are directors or officers of one or more of such companies.

  Officers and partners of MLAM are set forth as follows:

                            Position with the          Other Substantial Business,
Name                        Investment Adviser      Profession, Vocation or Employment
----                        ------------------      ----------------------------------
ML & Co................. Limited Partner          Financial Services Holding Company;
                                                   Limited Partner of FAM

Merrill Lynch
 Investment............. Limited Partner          Investment Advisory Management, Inc.

Princeton Services...... General Partner          General Partner of FAM

Jeffrey M. Peek......... President                President of FAM; President and
                                                   Director of Princeton Services;
                                                   Executive Vice President of ML & Co.

Terry K. Glenn.......... Executive Vice President Executive Vice President of FAM;
                                                   Executive Vice President and Director
                                                   of Princeton Services; President and
                                                   Director of Princeton Funds
                                                   Distributor, Inc.; Director of FDS;
                                                   President of Princeton Administrators

                                Position with the             Other Substantial Business,
Name                            Investment Adviser         Profession, Vocation or Employment
----                            ------------------         ----------------------------------
Donald C. Burke.........  Senior Vice President,         Senior Vice President and Treasurer of
                           Treasurer and Director         FAM; Senior Vice President and
                           of Taxation                    Treasurer of Princeton Services; Vice
                                                          President of Princeton Funds
                                                          Distributor, Inc.; First Vice
                                                          President of MLAM from 1997 to 1999;
                                                          Vice President of MLAM from 1990 to
                                                          1997

Michael G. Clark........  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President of Princeton Services;
                                                          Director and Treasurer of Princeton
                                                          Funds Distributor, Inc.; First Vice
                                                          President of MLAM from 1997 to 1999;
                                                          Vice President of MLAM from 1996 to
                                                          1997

Mark A. Desario.........  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President of Princeton Services

Linda L. Federeci.......  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President of Princeton Services

Vincent R. Giordano.....  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President of Princeton Services

Michael J. Hennewinkel..  Senior Vice President,         Senior Vice President of FAM, General
                           General Counsel and Secretary  Counsel and Secretary of FAM; Senior
                                                          Vice President of Princeton Services

Philip L. Kirstein......  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President, General Counsel,
                                                          Director and Secretary of Princeton
                                                          Services.

Ronald M. Kloss.........  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President of Princeton Services

Debra Landsman-Yaros....  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President of Princeton Services;
                                                          Vice President of Princeton Funds
                                                          Distributor, Inc.

Stephen M.M. Miller.....  Senior Vice President          Executive Vice President of Princeton
                                                          Administrators, L.P.; Senior Vice
                                                          President of Princeton Services

Joseph T. Monagle, Jr...  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President of Princeton Services


Brian A. Murdock........  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President of Princeton Services


Gregory D. Upah.........  Senior Vice President          Senior Vice President of FAM; Senior
                                                          Vice President of Princeton Services


Item 27. Principal Underwriters.

  (a) Merrill Lynch Funds Distributor, a division of Princeton Funds Distributor, Inc. ("MLFD"), acts as the placement agent for the Registrant, principal underwriter for Merrill Lynch Index Funds, Inc. and as principal underwriter for each of the open-end registered investment companies referred to in the first two paragraphs of Item 26 except CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc., and The Municipal Fund Accumulation Program, Inc. MLFD also acts as principal underwriter for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch Senior Floating Rate Fund, Inc. A separate division of Princeton Funds Distributor, Inc. acts as the principal underwriter of a number of other investment companies.

  (b) Set forth below is information concerning each director and officer of MLFD. The principal business address of each such person is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Messrs. Breen, Crook, Fatseas and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.

                                     (2)                       (3)
 (1)                        Positions and Offices     Positions and Offices
Name                              with MLFD              with Registrant
----                        ---------------------     ---------------------
Terry K. Glenn............. President and Director President and Director
Michael G. Clark........... Director and Treasurer None
Thomas J. Verage........... Director               None
Robert W. Crook............ Senior Vice President  None
Michael J. Brady........... Vice President         None
William M. Breen........... Vice President         None
James T. Fatseas........... Vice President         None
Debra W. Landsman-Yaros.... Vice President         None
Michelle T. Lau............ Vice President         None
Donald C. Burke............ Vice President         Treasurer and Vice President
Salvatore Venezia.......... Vice President         None
William Wasel.............. Vice President         None
Robert Harris.............. Secretary              None

  (c) Not Applicable.

Item 28. Location of Accounts and Records.

  All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 29. Management Services.

  Other than as set forth under the caption "Management of the Trust" in Part A of the Registration Statement and under "Management of the Trust" in Part B of the Registration Statement, the Registrant is not party to any management-related service contract.

Item 30. Undertakings.

  None.

                                  SIGNATURES

  Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of April, 1999.

                                         Merrill Lynch Index Trust
                                                      (Registrant)

                                                    /s/ Terry K. Glenn
                                         By: __________________________________
                                                (Terry K. Glenn, President)

                                 EXHIBIT INDEX

 Exhibits                        Description
 --------                        -----------
  10(a)   --Accountant's consent
  10(b)   --Consent of Swidler Berlin Shereff Friedman, LLP, Counsel for
            Registrant.
  14(a)   --Financial Data Schedule for S&P 500 Index Series
  14(b)   --Financial Data Schedule for Small Cap Index Series
  14(c)   --Financial Data Schedule for Aggregate Bond Index Series
  14(d)   --Financial Data Schedule for International Index Series